Ex 99.1

PO Box 9005
Quakertown, PA 18951-9005
215.538.5600
800.491.9070
QNBBank.com

FOR IMMEDIATE RELEASE

QNB CORP. REPORTS

EARNINGS FOR THIRD QUARTER 2024

QUAKERTOWN, PA October 22, 2024) QNB Corp. (the “Company” or “QNB”) (OTC Bulletin Board: QNBC), the parent company of QNB Bank (the “Bank”), reported net income for the third quarter of 2024 of $3,338,000, or $0.91 per share on a diluted basis. This compares to net income of $2,344,000, or $0.65 per share on a diluted basis, for the same period in 2023. For the nine months ended September 30, 2024, QNB reported net income of $8,397,000, or $2.29 per share on a diluted basis. This compares to net income of $8,349,000, or $2.32 per share on a diluted basis, reported for the same period in 2023.

For the third quarter of 2024, the annualized rate of return on average assets and average shareholders’ equity was 0.72% and 8.13%, respectively, compared with 0.52% and 5.88%, respectively, for the third quarter 2023.

The operating performance of the Bank, a wholly-owned subsidiary of QNB Corp., improved for the quarter ended September 30, 2024, in comparison with the same period in 2023, due primarily to improvement in the interest margin causing a $1,182,000 increase in net interest income, decreased provision for credit losses on loans and unfunded commitments of $300,000 and a decrease in non-interest expense of $37,000; this was partly offset by a decrease in non-interest income of $96,000. The change in contribution from QNB Corp. for the quarter ended September 30, 2024, compared with the same period in 2023, is primarily due to more gains on sales from the equities portfolio and less unrealized losses on the equity portfolio; partly offset by interest expense on subordinated debt held at the holding company.

The following table presents disaggregated net income (loss):

	Three months ended,			Nine months ended,
	9/30/2024	9/30/2023	Variance	9/30/2024	9/30/2023	Variance
QNB Bank	$3,394,000	$2,334,000	$1,060,000	$8,466,000	$8,568,000	$(102,000)
QNB Corp	(56,000)	10,000	(66,000)	(69,000)	(219,000)	150,000
Consolidated net income	$3,338,000	$2,344,000	$994,000	$8,397,000	$8,349,000	$48,000

Total assets as of September 30, 2024 were $1,841,563,000 compared with $1,706,318,000 at December 31, 2023. Total available-for-sale debt securities increased $19,855,000, or 7.9%, to

$510,036,000, primarily due to purchases of higher-yielding securities partly offset be the sales of lower-yielding securities and payments. Loans receivable increased $77,828,000, or 7.1%, to $1,171,361,000. Total deposits increased $137,571,000, or 9.2%, to $1,626,284,000. Short-term borrowing declined $71,176,000, or 75.6%. During the third quarter of 2024, the QNB Corp. issued $40,000,000 of subordinated debt; the carrying value net of deferred costs was $39,030,000 at September 30, 2024.

“We continue to experience strong growth in customer loan and deposit balances, which has led to improvement in our net interest income and margin. Growth combined with solid liquidity and good asset quality, has our franchise positioned for positive momentum,” stated David W. Freeman, President and Chief Executive Officer. Freeman continued, “Our successful Sub-Debt issuance has further strengthened our Capital position and will enable continued growth in the future. I am optimistic that we are well positioned to capitalize on the foundation we have built.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended September 30, 2024 totaled $11,127,000, an increase of $914,000, from the same period in 2023. Net interest margin was 2.48% for the third quarter of 2024 and 2.38% for the same period in 2023. Net interest margin was 2.45% for the nine months ended September 30, 2024, compared with 2.40% for the same period in 2023.

The yield on earning assets was 4.86% for the third quarter 2024, compared with 4.28% in the third quarter of 2023; an increase of 58 basis points. For the nine-month period ended September 30, 2024, the yield on earning assets was 4.71%, compared with 3.97% for the same period in 2023. The cost of interest-bearing liabilities was 2.90% for the quarter ended September 30, 2024, compared with 2.35% for the same period in 2023, an increase of 55 basis points. For the nine-month period ended September 30, 2024, the cost of interest-bearing liabilities was 2.77% compared with 1.96% for the same period in 2023.

Proceeds from the growth in average deposits and proceeds from the issuance of subordinated debt and the sale and payments received on investment securities over the past year were invested in loans and other interest earning assets, and used to pay down short-term borrowings. Loan growth was primarily in commercial real estate, which comprised 45% of average earning assets in the third quarter of 2024 compared with 42% for the same period in 2023, and the increases in both rates and volume in commercial real estate loans majorly contributed to the 47 basis-point increase in the yield on loans. The decline in the available-for-sale portfolio was primarily in mortgage-backed securities, which comprised 19% of average earnings assets in the third quarter of 2024 compared with 23% for the same period in 2023. The 40-basis point increase in rate on investments was primarily due to the impact of the interest rate swaps entered into at the end of the second quarter of 2023, contributing to the increase in net interest margin. The 55 basis-point increase in the rate paid on deposits and the issuance of subordinated debt were the primary contributors to the increase in the cost of funds of 55 basis points.

Asset Quality, Provision for Credit Losses on Loans and Allowance for Credit Losses

QNB recorded $154,000 in provision for credit losses on loans in the third quarter of 2024 compared to $452,000 in provision in the third quarter of 2023. QNB's allowance for credit losses on loans of $8,987,000 represents 0.77% of loans receivable at September 30, 2024, compared to

$8,852,000, or 0.81% of loans receivable at December 31, 2023. Net loan charge-offs were $25,000 for the quarter ended September 30, 2024, compared with $275,000 for the same period in 2023. Annualized net loan charge-offs for the quarter ended September 30, 2024 were 0.01% and 0.10% for the quarter ended September 30, 2023, of average loans receivable, respectively. Net loan charge-offs were $58,000 for the nine months ended September 30, 2024, compared with recoveries of $219,000 for the same period in 2023 were primarily due to two large commercial customers. Annualized net loan charge-offs for the nine months ended September 30, 2024 were 0.01% compared to annualized net recoveries of 0.03% for the same period in 2023, of average loans receivable, respectively.

Total non-performing loans, which represent loans on non-accrual status and loans past due 90 days or more and still accruing interest, were $1,696,000, or 0.14% of loans receivable at September 30, 2024, compared with $1,940,000, or 0.18% of loans receivable at December 31, 2023. In cases where there is a collateral shortfall on non-accrual loans, specific reserves have been established based on updated collateral values even if the borrower continues to pay in accordance with the terms of the agreement. At September 30, 2024, $1,021,000, or approximately 60% of the loans classified as non-accrual, are current or past due less than 30 days. Commercial loans classified as substandard or doubtful loans totaled $26,883,000 at September 30, 2024, compared with $11,747,000 at December 31, 2023; these were comprised primarily of commercial real estate loans.

Non-Interest Income

Total non-interest income was $1,967,000 for the third quarter of 2024 compared with $1,755,000 for the same period in 2023. There was a net realized gain of $224,000 on the sale of investments for the quarter ended September 30, 2024 compared to a net gain of $131,000 on the sales of securities in the same period in 2023. Unrealized net gain on investment equity securities was $143,000 for the quarter ended September 30, 2024 compared to a net loss of $138,000 for the same period in 2023. During the third quarter of 2024 the Bank sold lower yielding securities to better position its net interest margin.

Fees for service to customers increased $48,000 for the quarter ended September 30, 2024, as overdraft fees decreased $16,000 and other deposit-related fees increased $32,000. Retail brokerage and advisory income decreased $80,000 to $139,000 for the same period, due to a decrease in customer balances following employee turnover. Other non-interest income decreased $151,000 for the same period due to a sales tax refund of $115,000 received in 2023 and a decline in merchant fee income of $16,000 due to value.

For the nine months ended September 30, 2024, non-interest income was $5,268,000 an increase of $714,000 compared to the same period in 2023, primarily due to the change in fair value of the equities portfolio of $1,783,000. QNB completed the exchange offer to convert the Bank's Visa B-1 shares to B-2 and C shares in the second quarter of 2024; the fair value of the Visa C shares was a gain of $1,419,000 at September 30, 2024. Realized loss on sale of securities was $495,000, a decline of $680,000 for the nine months ended September 30, 2024, compared with the same period in 2023. Net gain on sale of loans increased $27,000 when comparing the nine months ended September 30, 2024 with the same period in 2023. Increases in non-interest income for the nine months ended September 30, 2024 compared to the same period in 2023 comprise: fees for services to customers which increased $79,000. Decreases in non-interest income comprised:

ATM and debit card fees, retail brokerage and advisory income, and other which decreased $16,000, $297,000 and $182,000, respectively. Other non-interest income decreased the $182,000 due primarily to a sales tax refund of $115,000 received in 2023, losses on disposals of furniture and equipment, mortgage servicing fees and letter of credit fees.

Non-Interest Expense

Total non-interest expense was $8,636,000 for the third quarter of 2024 compared with $8,671,000 for the same period in 2023. Salaries and benefits expense decreased $321,000, or 6.5%, to $4,650,000 when comparing the two quarters. Salary expense and related payroll taxes increased $77,000, or 1.9%, to $4,209,000 during the third quarter of 2024 compared to the same period in 2023. Benefits expense decreased $400,000, or 81.1%, when comparing the two periods primarily due to a reduction in medical costs and stop-loss reimbursements.

Net occupancy and furniture and equipment expense increased $27,000, or 1.8%, to $1,531,000 for the third quarter of 2024 primarily due to software maintenance costs partly offset by a reduction in repairs and maintenance. Other non-interest expense increased $259,000, or 11.8%, when comparing third quarter of 2024 with the same period in 2023 due to an increase in Bank shares tax of $89,000, due to the timing of tax credits received, an increase of $50,000 in debit card expense, an increase in FDIC insurance of $67,000, an increase in third-party services of $69,000, and an increase in write-offs due to fraud on customer accounts of $44,000, partly offset by decreases in director fees of $16,000, a decrease in marketing expense of $19,000 and a reduction loan-related costs of $23,000.

For the nine months ended September 30, 2024, non-interest expense was $26,403,000, an increase of $1,040,000, or 4.1%, compared to the same period in 2023.

Income Taxes

Provision for income taxes increased $467,000 to $961,000 in the third quarter of 2024 due to increased pre-tax income, compared with the same period in 2023. The effective tax rates for the quarter ended September 30, 2024 was 22.4% compared with 17.4% for the same period in 2023. The effective tax rates for the nine months ended September 30, 2024 was 20.5% compared with 18.9% for the same period in 2023.

About the Company

QNB Corp. is the holding company for QNB Bank, which is headquartered in Quakertown, Pennsylvania. QNB Bank currently operates twelve branches in Bucks, Lehigh and Montgomery Counties and offers commercial and retail banking services in the communities it serves. In addition, the Company provides securities and advisory services under the name of QNB Financial Services through a registered Broker/Dealer and Registered Investment Advisor, and title insurance as a member of Laurel Abstract Company LLC. More information about QNB Corp. and QNB Bank is available at QNBBank.com.

Forward Looking Statement

This press release may contain forward-looking statements as defined in the Private Securities Litigation Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, including "Item lA. Risk Factors," set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Contacts:	David W. Freeman	Jeffrey Lehocky
	President & Chief Executive Officer	Chief Financial Officer
	215-538-5600 x-5619	215-538-5600 x-5716
	dfreeman@QNBbank.com	jlehocky@QNBbank.com

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands)
Balance Sheet (Period End)	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Assets	$1,841,563	$1,761,487	$1,716,081	$1,706,318	$1,684,392
Cash and cash equivalents	104,232	76,909	50,963	62,657	55,141
Investment securities
Debt securities, AFS	510,036	460,418	481,596	490,181	505,390
Equity securities	2,760	7,233	6,217	5,910	4,765
Loans held-for-sale	294	786	—	549	446
Loans receivable	1,171,361	1,162,310	1,122,616	1,093,533	1,060,450
Allowance for loan losses	(8,987)	(8,858)	(8,738)	(8,852)	(8,542)
Net loans	1,162,374	1,153,452	1,113,878	1,084,681	1,051,908
Deposits	1,626,284	1,572,839	1,536,188	1,488,713	1,483,333
Demand, non-interest bearing	190,240	190,333	188,260	185,098	192,226
Interest-bearing demand, money market and savings	1,055,409	1,003,813	990,451	988,634	1,000,921
Time	380,635	378,693	357,477	314,981	290,186
Short-term borrowings	22,918	49,066	55,088	94,094	96,703
Long-term debt	30,000	30,000	20,000	20,000	20,000
Subordinated debt	39,030	—	—	—	—
Shareholders' equity	105,340	96,885	93,686	90,824	74,081

Asset Quality Data (Period End)
Non-accrual loans	$1,696	$2,078	$2,001	$1,940	$1,893
Loans past due 90 days or more and still accruing	—	—	—	—	—
Non-performing loans	1,696	2,078	2,001	1,940	1,893
Other real estate owned and repossessed assets	—	—	—	—	—
Non-performing assets	$1,696	$2,078	$2,001	$1,940	$1,893

Allowance for credit losses on loans	$8,987	$8,858	$8,738	$8,852	$8,542

Non-performing loans / Loans excluding held-for-sale	0.14%	0.18%	0.18%	0.18%	0.18%
Non-performing assets / Assets	0.09%	0.12%	0.12%	0.11%	0.11%
Allowance for credit losses on loans / Loans excluding held-for-sale	0.77%	0.76%	0.78%	0.81%	0.81%

QNB Corp.
Consolidated Selected Financial Data (unaudited)
(Dollars in thousands, except per share data)	Three months ended,					Nine months ended,
For the period:	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23	9/30/24	9/30/23
Interest income	$21,945	$20,345	$19,569	$19,257	$18,497	$61,859	$49,825
Interest expense	10,818	9,753	9,401	9,065	8,284	29,972	19,862
Net interest income	11,127	10,592	10,168	10,192	10,213	31,887	29,963
Provision for credit losses	159	114	(86)	293	459	187	(1,137)
Net interest income after provision for credit losses	10,968	10,478	10,254	9,899	9,754	31,700	31,100
Non-interest income:
Fees for services to customers	469	427	420	414	421	1,316	1,237
ATM and debit card	691	705	636	687	685	2,032	2,048
Retail brokerage and advisory income	139	126	93	207	219	358	655
Net realized (loss) gain on investment securities	224	(1,096)	377	(2,262)	131	(495)	185
Unrealized gain (loss) on equity securities	143	1,016	(30)	904	(138)	1,129	(654)
Net gain on sale of loans	19	(2)	15	11	4	32	5
Other	282	289	325	322	433	896	1,078
Total non-interest income	1,967	1,465	1,836	283	1,755	5,268	4,554
Non-interest expense:
Salaries and employee benefits	4,650	5,038	4,974	4,717	4,971	14,662	14,309
Net occupancy and furniture and equipment	1,531	1,481	1,515	1,477	1,504	4,527	4,348
Other	2,455	2,415	2,344	2,552	2,196	7,214	6,706
Total non-interest expense	8,636	8,934	8,833	8,746	8,671	26,403	25,363
Income before income taxes	4,299	3,009	3,257	1,436	2,838	10,565	10,291
Provision for income taxes	961	544	663	302	494	2,168	1,942
Net income	$3,338	$2,465	$2,594	$1,134	$2,344	$8,397	$8,349

Share and Per Share Data:
Net income - basic	$0.91	$0.67	$0.71	$0.31	$0.65	$2.29	$2.32
Net income - diluted	$0.91	$0.67	$0.71	$0.31	$0.65	$2.29	$2.32
Book value	$28.57	$26.34	$25.57	$24.86	$20.35	$28.57	$20.35
Cash dividends	$0.37	$0.37	$0.37	$0.37	$0.37	$1.11	$1.11
Average common shares outstanding -basic	3,679,799	3,665,695	3,655,176	3,642,096	3,613,230	3,666,937	3,600,137
Average common shares outstanding -diluted	3,682,773	3,665,695	3,655,176	3,642,096	3,613,230	3,666,937	3,600,137
Selected Ratios:
Return on average assets	0.72%	0.55%	0.59%	0.25%	0.52%	0.62%	0.64%
Return on average shareholders' equity	8.13%	6.14%	6.53%	2.83%	5.88%	6.95%	7.13%
Net interest margin (tax equivalent)	2.48%	2.46%	2.39%	2.36%	2.38%	2.45%	2.40%
Efficiency ratio (tax equivalent)	65.28%	73.26%	72.73%	82.38%	71.59%	70.28%	72.55%
Average shareholders' equity to total average assets	8.80%	8.97%	8.98%	8.93%	8.91%	8.92%	9.01%
Net loan charge-offs (recoveries)	$25	$12	$21	$(19)	$275	$58	$(219)
Net loan charge-offs (recoveries) - annualized / Average loans excluding held-for-sale	0.01%	0.00%	0.01%	-0.01%	0.10%	0.01%	-0.03%
Balance Sheet (Average)
Assets	$1,856,034	$1,798,040	$1,778,585	$1,779,627	$1,773,138	$1,811,051	$1,737,417
Investment securities (AFS & Equities)	552,323	569,135	578,615	604,292	624,423	566,638	636,498
Loans receivable	1,158,731	1,139,874	1,108,836	1,072,616	1,039,170	1,135,898	1,029,042
Deposits	1,600,925	1,542,661	1,497,692	1,490,244	1,488,632	1,547,290	1,443,816
Shareholders' equity	163,274	161,340	159,739	158,987	158,063	161,458	156,499

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Three Months Ended
	September 30, 2024			September 30, 2023
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$12,811	4.94%	$159	$7,111	5.17%	$92
U.S. Government agencies	75,956	1.18	224	101,947	1.11	283
State and municipal	105,674	3.74	989	109,157	3.30	901
Mortgage-backed and CMOs	345,119	2.84	2,453	394,607	2.53	2,500
Corporate debt securities and mutual funds	8,804	5.97	131	6,648	4.40	73
Equities	3,959	4.61	46	4,953	4.70	59
Total investment securities	552,323	2.90	4,002	624,423	2.50	3,908
Loans:
Commercial real estate	819,091	5.60	11,525	722,833	5.10	9,288
Residential real estate	110,760	4.21	1,165	107,332	3.81	1,022
Home equity loans	66,239	6.84	1,138	57,694	6.65	967
Commercial and industrial	140,980	7.61	2,696	128,601	7.23	2,343
Consumer loans	3,613	7.75	70	3,823	7.53	73
Tax-exempt loans	18,305	3.88	179	19,630	3.59	178
Total loans, net of unearned income*	1,158,988	5.76	16,773	1,039,913	5.29	13,871
Other earning assets	95,780	5.43	1,307	62,420	5.48	862
Total earning assets	1,807,091	4.86	22,082	1,726,756	4.28	18,641
Cash and due from banks	15,540			15,679
Allowance for loan losses	(8,860)			(8,396)
Other assets	42,263			39,099
Total assets	$1,856,034			$1,773,138

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$356,763	1.00%	898	$319,335	0.74%	600
Municipals	154,619	4.69	1,823	157,391	4.63	1,837
Money market	238,494	3.56	2,132	201,277	3.01	1,527
Savings	278,247	1.28	896	325,567	1.27	1,038
Time < $100	178,228	4.12	1,846	128,884	2.92	947
Time $100 through $250	152,416	4.64	1,777	106,920	3.69	996
Time > $250	49,506	4.61	573	43,856	3.41	377
Total interest-bearing deposits	1,408,273	2.81	9,945	1,283,230	2.26	7,322
Short-term borrowings	34,078	2.18	186	95,568	3.07	740
Long-term debt	30,000	4.75	364	20,000	4.36	222
Subordinated debt	13,716	9.42	323	—	—	—
Total interest-bearing liabilities	1,486,067	2.90	10,818	1,398,798	2.35	8,284
Non-interest-bearing deposits	192,652			205,402
Other liabilities	14,041			10,875
Shareholders' equity	163,274			158,063
Total liabilities and
shareholders' equity	$1,856,034			$1,773,138
Net interest rate spread		1.96%			1.93%
Margin/net interest income		2.48%	$11,264		2.38%	$10,357
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale

QNB Corp. (Consolidated)
Average Balances, Rate, and Interest Income and Expense Summary (Tax-Equivalent Basis)

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Average		Average	Average
	Balance	Rate	Interest	Balance	Rate	Interest
Assets
Investment securities:
U.S. Treasury	$8,820	5.10%	$337	$3,618	4.97%	$134
U.S. Government agencies	81,800	1.17	718	101,945	1.11	849
State and municipal	107,237	3.56	2,860	109,877	2.64	2,173
Mortgage-backed and CMOs	355,878	2.72	7,262	405,979	1.96	5,971
Corporate debt securities and mutual funds	7,416	5.78	321	6,637	4.41	219
Equities	5,487	3.87	159	8,442	4.07	257
Total investment securities	566,638	2.74	11,657	636,498	2.01	9,603
Loans:
Commercial real estate	798,714	5.47	32,701	700,375	4.79	25,091
Residential real estate	109,463	4.07	3,337	106,817	3.67	2,943
Home equity loans	64,700	6.83	3,307	57,317	6.44	2,762
Commercial and industrial	141,148	7.57	7,997	141,176	7.55	7,977
Consumer loans	3,679	7.78	214	3,942	7.15	211
Tax-exempt loans	18,410	3.86	532	19,984	3.53	527
Total loans, net of unearned income*	1,136,114	5.65	48,088	1,029,611	5.13	39,511
Other earning assets	61,999	5.45	2,530	27,195	5.67	1,153
Total earning assets	1,764,751	4.71	62,275	1,693,304	3.97	50,267
Cash and due from banks	13,880			14,046
Allowance for loan losses	(8,897)			(8,871)
Other assets	41,317			38,938
Total assets	$1,811,051			$1,737,417

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing demand	$337,632	0.89%	2,243	$314,012	0.52%	1,227
Municipals	139,810	4.76	4,987	128,270	4.34	4,163
Money market	232,140	3.57	6,196	169,308	2.30	2,913
Savings	288,885	1.28	2,769	363,496	1.18	3,208
Time < $100	168,894	3.98	5,027	113,951	2.30	1,960
Time $100 through $250	141,156	4.53	4,790	104,697	3.42	2,676
Time > $250	50,855	4.49	1,709	36,590	2.80	767
Total interest-bearing deposits	1,359,372	2.72	27,721	1,230,324	1.84	16,914
Short-term borrowings	57,880	2.33	1,010	112,724	2.99	2,518
Long-term debt	26,058	4.63	918	14,267	3.98	430
Subordinated debt	4,605	9.35	323	—	—	—
Total interest-bearing liabilities	1,447,915	2.77	29,972	1,357,315	1.96	19,862
Non-interest-bearing deposits	187,918			213,492
Other liabilities	13,760			10,111
Shareholders' equity	161,458			156,499
Total liabilities and
shareholders' equity	$1,811,051			$1,737,417
Net interest rate spread		1.94%			2.01%
Margin/net interest income		2.45%	$32,303		2.40%	$30,405
Tax-exempt securities and loans were adjusted to a tax-equivalent basis and are based on the Federal corporate tax rate of 21%
Non-accrual loans and investment securities are included in earning assets.
* Includes loans held-for-sale